Exhibit 21
                       SUBSIDIARIES OF TOSCO CORPORATION
                             (A Nevada Corporation)

                                                   Jurisdiction of Incorporation

AZL Resources, Inc.                                    Arizona
     Arizona-Florida Land & Cattle Company             Florida
     AZCO Properties, Inc.                             Colorado
     AZL Engineering, Inc.                             Arizona
     Breckenridge North Village Corporation            Coloardo

Diablo Service Corporation                             California
International Energy Insurance Limited                 Bermuda
Marcus Hook Refining Company                           Delaware

Seminole Fertilizer Corporation                        Delaware
     Ridgewood Chemical Corporation                    Delaware

T Northwest Properties I, Inc.                         Delaware
T Northwest Properties II, Inc.                        Delaware

The Circle K Corporation                               Delaware
     Circle K Stores, Inc.                             Texas
          CKC, Inc.                                    Massachusetts
          Charter Marketing (Connecticut)              Connecticut
          Circle K Money Orders Corp.                  Texas
          Circle K International, Inc. (US)            Texas
          Circle K Properties, Inc.                    Delaware
          Circle K Franchise Corporation               Arizona
          CKST Corporation                             Texas
          Circle K Arizona Limited Partnership         Arizona

The Oil Shale Corporation                              Delaware
Tosco (C-TI), Inc.                                     Delaware
Tosco (C-TLP), Inc.                                    Delaware
Tosco Capital Corp.                                    Delaware
Tosco Corporation (a subsidiary)                       Delaware
Tosco Europe Limited                                   United Kingdom
Tosco Marketing, Inc.                                  Delaware

Tosco Northwest, Inc. (formerly Western Hemisphere Corporation)  Delaware
     Avon Marine Corp.                                 Delaware
     Riverhead Marine Corp.                            Delaware

Tosco Power, Inc.                                      Delaware

Tosco Processing & Marketing, Inc.                     Delaware
     Bayway Refining Company                           Delaware
     Tosco Pipeline Company                            Delaware

Tosco Refining Company, Inc.                           Delaware
Tosco Terminal Company                                 Delaware
Tosco Trading, Transportation and Supply, Inc.         Delaware
Tosco (U.K.) Ltd.                                      Delaware
Toscopetro Corporation                                 Delaware
TPC Pipe Line Company                                  Delaware
Emerald Shipping Corporation                           Delaware
Soundview Fitness Center, Inc.                         Delaware